Exhibit 99

OFG Bancorp Reports 1Q26 Results
SAN JUAN, Puerto Rico, April 21, 2026 – OFG Bancorp (NYSE: OFG), the financial holding company for Oriental Bank, today reported results for the first quarter ended March 31, 2026. EPS diluted of $1.26 compared to $1.27 in 4Q25 and $1.00 in 1Q25. Total core revenues of $185.8 million compared to $185.4 million in 4Q25 and $178.3 million in 1Q25.
CEO Comment
José Rafael Fernández, Chief Executive Officer, said: “Business momentum and disciplined strategy execution drove strong first quarter results, supported by proactive balance sheet management and core deposit strength. Our operating model continues to deliver, with ongoing loan growth, high quality credit performance, and consistent execution across the franchise. During the quarter, we repurchased $44.5 million of common shares and increased our dividend by 17%, reinforcing our commitment to capital management and shareholder returns.”
“Our positioning as a digital bank that values personal connections continues to deliver tangible results. Increased use of our Libre and Elite retail products, as well as My Biz commercial accounts, contributed to deposit expansion and greater customer engagement and growth. This progress has enabled us to further optimize our funding mix and reduce reliance on wholesale funding, even amid the normalization of government deposits.”
“Puerto Rico’s economy is stable, with federal reconstruction funds and private investment supporting continued activity, particularly in manufacturing and onshoring. This environment, combined with our focus on operational excellence, positions us well to continue to deliver solid financial performance and to take advantage of long-term growth prospects.”
1Q26 Highlights
Performance Metrics: Net interest margin of 5.36%, return on average assets of 1.78%, return on average tangible common stockholders’ equity of 16.43%, and efficiency ratio of 50.97%.
Total Interest Income of $194.1 million compared to $197.2 million in 4Q25 and $189.2 million in 1Q25. Compared to 4Q25, 1Q26 decreased $3.1 million, reflecting lower average balances of cash and investment securities at lower average rates, partially offset by higher average balances of loans at higher average rates. 1Q26 included $3.3 million from a paid in full PCD loan. Compared to 4Q25, 1Q26 also reflected two fewer business days, which negatively affected interest income by approximately $3.1 million.
Total Interest Expense of $40.3 million compared to $44.5 million in 4Q25 and $40.2 million in 1Q25. Compared to 4Q25, 1Q26 decreased $4.2 million, reflecting lower average balances of deposits at lower average rates, partially offset by higher average balances of borrowings at lower average rates. Compared to 4Q25, 1Q26 also reflected two fewer business days, which reduced interest expense by approximately $1.0 million.
Total Banking & Financial Service Revenues of $32.0 million compared to $32.6 million in 4Q25 and $29.2 million in 1Q25. 1Q26 included favorable MSR valuation of approximately $1.3 million, while 4Q25 included $2.3 million in annual insurance commission recognition.

Pre-Provision Net Revenues of $91.3 million compared to $79.3 million in 4Q25 and $85.1 million in 1Q25.
Other Income was $0.2 million compared to a loss of $1.1 million in 4Q25. 1Q26 increased $1.3 million, reflecting the absence of previously reported items in 4Q25.
Total Provision for Credit Losses of $22.5 million compared to $31.9 million in 4Q25 and $25.7 million in 1Q25. 1Q26 primarily reflected $17.5 million for increased loan volume and increased allowance of $3.7 million for a previously reserved commercial loan and $1.0 million related to newly classified small commercial loans.
Credit Quality: Net charge-offs of $21.4 million (1.05% of average loans) compared to $26.9 million (1.32%) in 4Q25 and $20.4 million (1.05%) in 1Q25. 1Q26 NCOs decreased $5.5 million from 4Q25. 1Q26 reflected $3.9 million for a previously reserved U.S. loan and improved auto and commercial NCOs, while 4Q25 included $4.8 million from a sale of non-performing loans. 1Q26 early and total delinquency rates at 2.21% and 3.40%, respectively, declined from 4Q25, as well as the nonperforming loan rate at 1.47%.
Total Non-Interest Expense of $94.7 million compared to $105.0 million in 4Q25 and $93.5 million in 1Q25. 1Q26 included $1.0 million in merit raises, $0.7 million in seasonal FICA costs, $1.0 million costs related to a capital markets readiness and registration process, $3.6 million in business related volume incentive payment (compared to $3.1 million in 1Q25), and $2.5 million in planned cost-savings. 4Q25 included a net $6.8 million in previously reported expense items.
Income Tax Expense was $14.9 million compared to a benefit of $8.5 million in 4Q25 and an expense of $13.9 million in 1Q25. 1Q26 ETR was 21.60%, reflecting an anticipated rate of 22.34% for the year, the benefit of some discrete items, and the absence of $16.8 million in previously reported tax benefits in 4Q25.
Loans Held for Investment (EOP) of $8.24 billion compared to $8.20 billion in 4Q25 and $7.85 billion in 1Q25. 1Q26 loans increased $34.0 million or 0.4% sequentially, reflecting increases in U.S. and Puerto Rico commercial loans, partially offset by lower balances in residential mortgage, auto and consumer.
New Loan Production of $608.9 million compared to $605.6 million in 4Q25 and $558.9 million in 1Q25. Compared to 4Q25, 1Q26 increased marginally, mainly due to auto. Year-over-year, production increased 8.9%, primarily reflecting increases in commercial while auto moderated as anticipated.
Total Investments (EOP) of $2.79 billion compared to $2.84 billion in 4Q25 and $2.79 billion in 1Q25. Compared to 4Q25, 1Q26 reflected principal paydowns and maturities, partially offset primarily by $49.2 million in mortgage-backed securities purchases and $23.5 million in residential mortgage securitizations.
Customer Deposits (EOP) of $9.66 billion compared to $9.92 billion in 4Q25 and $9.76 billion in 1Q25. Deposits decreased $263.4 million sequentially, reflecting the previously announced $500 million transfer of a government demand deposit into a wealth management account in early 1Q26, which was partially offset by retail and commercial deposit growth.
Total Borrowings & Brokered Deposits (EOP) of $746.6 million compared to $897.3 million in 4Q25 and $421.5 million in 1Q25. Compared to 4Q25, 1Q26 total borrowings and brokered deposits declined $150.7 million, reflecting maturities.
Cash & Cash Equivalents (EOP) of $636.5 million compared to $1.04 billion in 4Q25 and $710.6 million in 1Q25. Compared to 4Q25, 1Q26 cash declined $403.8 million primarily due to the previously mentioned government deposit transfer to wealth management.
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Capital: CET1 ratio was 13.75% compared to 13.97% in 4Q25 and 14.27% in 1Q25. Tangible Common Equity ratio was 10.66% compared to 10.47% in 4Q25 and 10.30% in 1Q25. Tangible Book Value per share was $30.14 compared to $29.96 in 4Q25 and $26.66 in 1Q25.
Conference Call, Financial Supplement & Presentation
A conference call to discuss 1Q26 results, outlook and related matters will be held today at 10:00 AM ET. Phone (800) 579-2543 or (785) 424-1789. Conference ID: OFGQ126. The call can also be accessed live on www.ofgbancorp.com with webcast replay shortly thereafter. OFG’s Financial Supplement, with full financial tables for the quarter ended March 31, 2026, and the 1Q26 Conference Call Presentation, can be found on the Quarterly Results page on OFG’s Investor Relations website at www.ofgbancorp.com.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain “non-GAAP financial measures” within the meaning of SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Please refer to Tables 8-1 and 8-2 in OFG’s above-mentioned Financial Supplement for a reconciliation of GAAP to non-GAAP measures and calculations.
Forward Looking Statements
The information included in this document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve certain risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. Factors that might cause such a difference include but are not limited to (i) general business and economic conditions, including changes in interest rates; (ii) cybersecurity breaches; (iii) hurricanes, earthquakes, pandemics, and other natural disasters; and (iv) competition in the financial services industry. For a discussion of such factors and certain risks and uncertainties to which OFG is subject, please refer to OFG’s annual report on Form 10-K for the year ended December 31, 2025, as well as its other filings with the U.S. Securities and Exchange Commission. Other than to the extent required by applicable law, including the requirements of applicable securities laws, OFG assumes no obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.
About OFG Bancorp
Now in its 62nd year in business, OFG Bancorp is a diversified financial holding company that operates under U.S., Puerto Rico and U.S. Virgin Islands banking laws and regulations. Its three principal subsidiaries, Oriental Bank, Oriental Financial Services, and Oriental Insurance, provide a wide range of retail and commercial banking, lending and wealth management products, services, and technology, primarily in Puerto Rico and U.S. Virgin Islands. Our mission is to make progress possible for our customers, employees, shareholders, and the communities we serve. Visit us at www.ofgbancorp.com.
Contacts
Puerto Rico & USVI: Lumarie Vega López (lumarie.vega@orientalbank.com) and Victoria Maldonado Rodríguez (victoria.maldonado@orientalbank.com) at (787) 771-6800
US: Gary Fishman (gfishman@ofgbancorp.com) and Michael Wichman (michael.wichman@ofgbancorp.com) at (212) 532-3232
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OFG Bancorp
Financial Supplement
The information contained in this Financial Supplement is preliminary and based on data available at the time of the earnings presentation, and investors should refer to our March 31, 2026 Quarterly Report on Form 10-Q once it is filed with the Securities and Exchange Commission.

OFG Bancorp (NYSE: OFG)
Table 1-1: Financial and Statistical Summary - Consolidated

		2026	2025	2025	2025	2025
(Dollars in thousands, except per share data) (unaudited)		Q1	Q4	Q3	Q2	Q1
Statement of Operations
Net interest income		$153,813	$152,744	$154,724	$151,928	$149,071
Non-interest income, net (core)	(1)	31,988	32,627	29,256	30,246	29,212
Total core revenues	(2)	185,801	185,371	183,980	182,174	178,283
Non-interest expense		94,703	105,011	96,548	94,802	93,452
Pre-provision net revenues	(20)	91,277	79,309	89,629	87,556	85,136
Total provision for credit losses		22,483	31,889	28,258	21,678	25,688
Net income before income taxes		68,794	47,420	61,371	65,878	59,448
Income tax expense (benefit)		14,857	(8,473)	9,533	14,078	13,876
Net income available to common stockholders		53,937	55,893	51,838	51,800	45,572
Common Share Statistics
Earnings per common share - basic	(3)	$1.26	$1.28	$1.17	$1.15	$1.01
Earnings per common share - diluted	(4)	$1.26	$1.27	$1.16	$1.15	$1.00
Average common shares outstanding		42,786	43,649	44,430	44,854	45,295
Average common shares outstanding and equivalents		42,956	43,901	44,658	45,033	45,509
Cash dividends per common share		$0.35	$0.30	$0.30	$0.30	$0.30
Book value per common share (period end)		$32.35	$32.13	$31.07	$29.83	$28.83
Tangible book value per common share (period end)	(5)	$30.14	$29.96	$28.92	$27.67	$26.66
Balance Sheet (Average Balances)
Loans	(6)	$8,167,438	$8,117,032	$8,098,058	$7,963,890	$7,784,757
Interest-earning assets		11,633,354	11,827,933	11,715,599	11,466,602	11,152,184
Total assets		12,138,944	12,377,910	12,248,544	11,958,502	11,657,544
Core deposits		9,560,640	9,930,939	9,866,369	9,736,301	9,623,779
Total deposits		9,829,019	10,161,728	10,086,731	9,963,960	9,782,001
Interest-bearing deposits		7,171,589	7,541,276	7,498,818	7,382,083	7,240,258
Borrowings		660,300	555,820	548,832	444,820	358,666
Stockholders' equity		1,406,938	1,394,097	1,361,055	1,318,886	1,290,888
Performance Metrics
Net interest margin	(7)	5.36%	5.12%	5.24%	5.31%	5.42%
Return on average assets	(8)	1.78%	1.81%	1.69%	1.73%	1.56%
Return on average tangible common stockholders' equity	(9)	16.43%	17.20%	16.39%	16.96%	15.28%
Efficiency ratio	(10)	50.97%	56.65%	52.48%	52.04%	52.42%
Full-time equivalent employees, period end		2,181	2,185	2,217	2,222	2,223
Credit Quality Metrics
Allowance for credit losses		$203,956	$202,341	$197,782	$189,944	$181,174
Allowance as a % of loans held for investment		2.48%	2.47%	2.44%	2.32%	2.31%
Net charge-offs		$21,379	$26,873	$20,208	$12,784	$20,370
Net charge-off rate	(11)	1.05%	1.32%	1.00%	0.64%	1.05%
Early delinquency rate (30 - 89 days past due)		2.21%	2.80%	2.84%	2.46%	2.19%
Total delinquency rate (30 days and over)		3.40%	4.18%	4.06%	3.59%	3.49%
Capital Ratios (period end) (Non-GAAP)	(12)
Leverage ratio		10.88%	10.71%	10.75%	10.83%	10.83%
Common equity Tier 1 capital ratio		13.75%	13.97%	14.13%	13.99%	14.27%
Tier 1 risk-based capital ratio		13.75%	13.97%	14.13%	13.99%	14.27%
Total risk-based capital ratio		15.01%	15.24%	15.39%	15.25%	15.53%
Tangible common equity ("TCE") ratio		10.66%	10.47%	10.55%	10.20%	10.30%

OFG Bancorp (NYSE: OFG)
Table 2-1: Consolidated Statements of Operations

	Quarter Ended
(Dollars in thousands) (unaudited)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Interest income:
Loans
Non-PCD loans	$142,211	$144,385	$146,665	$141,797	$137,690
PCD loans	16,343	13,826	14,669	15,190	15,718
Total interest income from loans	158,554	158,211	161,334	156,987	153,408
Investment securities and cash	35,572	39,011	38,811	37,360	35,814
Total interest income	194,126	197,222	200,145	194,347	189,222
Interest expense:
Deposits
Core deposits	31,196	36,482	37,458	35,529	34,645
Brokered deposits	2,672	2,352	2,284	2,350	1,647
Total deposits	33,868	38,834	39,742	37,879	36,292
Borrowings	6,445	5,644	5,679	4,540	3,859
Total interest expense	40,313	44,478	45,421	42,419	40,151
Net interest income	153,813	152,744	154,724	151,928	149,071
Provision for credit losses, excluding PCD loans	22,942	33,643	27,591	21,010	24,810
(Recapture of) provision for credit losses on PCD loans	(459)	(1,754)	667	668	878
Total provision for credit losses	22,483	31,889	28,258	21,678	25,688
Net interest income after provision for credit losses	131,330	120,855	126,466	130,250	123,383
Non-interest income:
Banking service revenues	16,944	16,550	15,930	15,982	15,981
Wealth management revenues	8,913	11,378	9,014	8,918	8,455
Mortgage banking activities	6,131	4,699	4,312	5,346	4,776
Total banking and financial service revenues	31,988	32,627	29,256	30,246	29,212
Other income (loss), net	179	(1,051)	2,197	184	305
Total non-interest income, net	32,167	31,576	31,453	30,430	29,517
Non-interest expense:
Compensation and employee benefits	41,347	43,093	39,836	39,565	39,932
Occupancy, equipment and infrastructure costs	13,418	15,338	14,994	14,629	14,820
General and administrative expenses	40,052	46,371	42,239	40,298	37,672
Foreclosed real estate and other repossessed assets (income) expenses, net	(114)	209	(521)	310	1,028
Total non-interest expense	94,703	105,011	96,548	94,802	93,452
Income before income taxes	68,794	47,420	61,371	65,878	59,448
Income tax expense (benefit)	14,857	(8,473)	9,533	14,078	13,876
Net income available to common shareholders	$53,937	$55,893	$51,838	$51,800	$45,572

OFG Bancorp (NYSE: OFG)
Table 3: Consolidated Statements of Financial Condition

(Dollars in thousands) (unaudited)		March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Cash and cash equivalents		$636,499	$1,040,335	$740,349	$851,798	$710,600
Investments:
Trading securities		24	23	21	18	19
Investment securities available-for-sale, at fair value, no allowance for credit losses for any period
Mortgage-backed securities		2,457,541	2,508,730	2,564,831	2,406,956	2,413,420
US treasury securities		2,131	1,651	1,635	1,399	1,384
Other investment securities		500	501	503	519	533
Total investment securities available-for-sale		2,460,172	2,510,882	2,566,969	2,408,874	2,415,337
Investment securities held-to-maturity, at amortized cost, no allowance for credit losses for any period
Mortgage-backed securities		264,580	269,498	275,116	281,186	286,824
Other investment securities		—	—	35,000	35,000	35,000
Total investment securities held-to-maturity		264,580	269,498	310,116	316,186	321,824
Equity securities		63,682	62,738	61,906	59,556	48,785
Total investments		2,788,458	2,843,141	2,939,012	2,784,634	2,785,965
Loans, net		8,040,074	8,014,246	7,935,413	8,009,599	7,688,271
Other assets:
Prepaid expenses		17,050	20,415	150,461	119,766	68,216
Deferred tax asset, net		120,431	104,359	7,468	7,048	6,299
Foreclosed real estate and repossessed properties		6,346	5,947	8,025	7,363	10,927
Premises and equipment, net		92,731	93,554	100,760	102,095	103,577
Goodwill		84,241	84,241	84,241	84,241	84,241
Other intangibles		8,869	9,854	11,086	12,318	13,550
Right of use assets		20,275	21,261	22,694	17,284	18,663
Servicing asset		67,228	66,333	67,437	68,588	69,238
Accounts receivable and other assets		165,701	161,971	162,866	166,776	169,710
Total assets		$12,047,903	$12,465,657	$12,229,812	$12,231,510	$11,729,257
Deposits:
Demand deposits		$5,347,977	$5,799,985	$5,791,959	$5,801,400	$5,841,418
Savings accounts		2,367,531	2,259,980	2,208,212	2,131,076	2,107,622
Time deposits		1,943,866	1,862,793	1,819,397	1,963,336	1,808,117
Brokered deposits		189,898	339,994	189,065	248,353	165,812
Total deposits		9,849,272	10,262,752	10,008,633	10,144,165	9,922,969
Borrowings:
Securities sold under agreements to repurchase		100,086	100,714	100,791	27,463	—
Advances from FHLB and other borrowings		456,581	456,590	456,530	456,530	255,642
Total borrowings		556,667	557,304	557,321	483,993	255,642
Other liabilities:
Acceptances outstanding		22,665	22,442	29,975	27,572	35,269
Lease liability		22,088	23,157	24,681	19,354	20,795
GNMA buy-back option program liability	(21)	54,358	56,492	46,716	43,281	44,665
Deferred tax liability, net		337	—	50,298	48,374	44,223
Accrued expenses and other liabilities		175,621	153,505	136,771	130,318	110,333
Total liabilities		10,681,008	11,075,652	10,854,395	10,897,057	10,433,896
Stockholders' equity:
Common stock		59,885	59,885	59,885	59,885	59,885
Additional paid-in capital		640,656	642,973	641,350	639,901	638,475
Legal surplus		193,787	188,490	183,614	178,834	173,905
Retained earnings		938,349	904,630	866,826	833,187	802,024
Treasury stock, at cost		(432,209)	(389,067)	(348,957)	(328,572)	(320,927)
Accumulated other comprehensive loss, net		(33,573)	(16,906)	(27,301)	(48,782)	(58,001)
Total stockholders' equity		1,366,895	1,390,005	1,375,417	1,334,453	1,295,361
Total liabilities and stockholders' equity		$12,047,903	$12,465,657	$12,229,812	$12,231,510	$11,729,257

OFG Bancorp (NYSE: OFG)
Table 4-1: Information on Loan Portfolio and Production

(Dollars in thousands) (unaudited)		March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Non-PCD:
Mortgage, excluding GNMA buy-back option program		$588,642	$582,563	$580,332	$575,423	$571,637
Mortgage GNMA buy-back option program	(21)	54,358	56,492	46,716	43,281	44,665
Commercial PR		2,611,166	2,586,305	2,469,925	2,511,495	2,337,872
Commercial US		871,640	829,975	831,731	825,254	727,409
Consumer		677,535	683,246	685,740	680,060	670,213
Auto		2,630,422	2,636,890	2,646,811	2,661,795	2,592,922
		7,433,763	7,375,471	7,261,255	7,297,308	6,944,718
Less: Allowance for credit losses		(200,111)	(198,239)	(189,701)	(182,765)	(174,752)
Total non-PCD loans held for investment, net		7,233,652	7,177,232	7,071,554	7,114,543	6,769,966

PCD:
Mortgage		730,629	751,291	772,808	795,863	819,271
Commercial PR		70,290	73,889	82,748	86,685	87,779
Consumer		306	302	337	575	595
Auto		75	89	119	160	281
		801,300	825,571	856,012	883,283	907,926
Less: Allowance for credit losses		(3,845)	(4,102)	(8,081)	(7,179)	(6,422)
Total PCD loans held for investment, net		797,455	821,469	847,931	876,104	901,504
Total loans held for investment		8,031,107	7,998,701	7,919,485	7,990,647	7,671,470
Mortgage loans held for sale		8,967	12,483	9,680	14,590	12,439
Other loans held for sale		—	3,062	6,248	4,362	4,362
Total loans, net		$8,040,074	$8,014,246	$7,935,413	$8,009,599	$7,688,271

Loan Portfolio Summary:
Loans held for investment:
Mortgage, excluding GNMA buy-back option program		$1,319,271	$1,333,854	$1,353,140	$1,371,286	$1,390,908
Mortgage GNMA buy-back option program	(21)	54,358	56,492	46,716	43,281	44,665
Commercial PR		2,681,456	2,660,194	2,552,673	2,598,180	2,425,651
Commercial US		871,640	829,975	831,731	825,254	727,409
Consumer		677,841	683,548	686,077	680,635	670,808
Auto		2,630,497	2,636,979	2,646,930	2,661,955	2,593,203
		8,235,063	8,201,042	8,117,267	8,180,591	7,852,644
Less: Allowance for credit losses		(203,956)	(202,341)	(197,782)	(189,944)	(181,174)
Total loans held for investment, net		8,031,107	7,998,701	7,919,485	7,990,647	7,671,470
Mortgage loans held for sale		8,967	12,483	9,680	14,590	12,439
Other loans held for sale		—	3,062	6,248	4,362	4,362
Total loans, net		$8,040,074	$8,014,246	$7,935,413	$8,009,599	$7,688,271
OFG Bancorp (NYSE: OFG)
Table 4-2: Information on Loan Portfolio and Production

		Quarter Ended
(Dollars in thousands) (unaudited)		March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Loan production	(13)
Mortgage		$41,948	$44,593	$42,392	$55,575	$37,014
Commercial PR		200,441	201,974	216,560	253,874	163,232
Commercial US		102,733	111,896	116,368	147,193	57,939
Consumer		68,481	68,204	76,027	76,757	67,859
Auto		195,256	178,928	172,558	250,269	232,897
Total		$608,859	$605,595	$623,905	$783,668	$558,941

OFG Bancorp (NYSE: OFG)
Table 5-1: Average Balances, Net Interest Income and Net Interest Margin

	2026 Q1			2025 Q4			2025 Q3			2025 Q2			2025 Q1
(Dollars in thousands) (unaudited)	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest earning assets:
Cash equivalents	$660,529	$5,855	3.59%	$803,931	$7,898	3.90%	$784,978	$8,555	4.32%	$746,356	$8,078	4.34%	$593,325	$6,316	4.32%
Investment securities	2,805,387	29,717	4.24%	2,906,970	31,113	4.28%	2,832,563	30,256	4.27%	2,756,356	29,282	4.25%	2,774,102	29,498	4.25%
Loans held for investment
Non-PCD loans	7,356,900	142,211	7.84%	7,272,783	144,385	7.88%	7,228,920	146,665	8.05%	7,067,367	141,797	8.05%	6,864,180	137,690	8.14%
PCD loans	810,538	16,343	8.07%	844,249	13,826	6.55%	869,138	14,669	6.75%	896,523	15,190	6.78%	920,577	15,718	6.83%
Total loans	8,167,438	158,554	7.87%	8,117,032	158,211	7.73%	8,098,058	161,334	7.90%	7,963,890	156,987	7.91%	7,784,757	153,408	7.99%
Total interest-earning assets	$11,633,354	$194,126	6.77%	$11,827,933	$197,222	6.62%	$11,715,599	$200,145	6.78%	$11,466,602	$194,347	6.80%	$11,152,184	$189,222	6.88%

Interest bearing liabilities:
Deposits
NOW accounts	$2,711,262	$10,093	1.51%	$3,211,013	$14,976	1.85%	$3,208,598	$15,941	1.97%	$3,211,382	$15,451	1.93%	$3,193,088	$14,897	1.89%
Savings accounts	2,319,764	6,391	1.12%	2,258,856	6,450	1.13%	2,215,538	6,212	1.11%	2,119,036	5,175	0.98%	2,093,431	5,028	0.97%
Time deposits	1,872,184	13,957	3.02%	1,840,618	14,113	3.04%	1,854,320	14,362	3.07%	1,824,006	13,960	3.07%	1,795,517	13,777	3.11%
Brokered deposits	268,379	2,672	4.04%	230,789	2,352	4.04%	220,362	2,284	4.11%	227,659	2,350	4.14%	158,222	1,647	4.22%
	7,171,589	33,113	1.87%	7,541,276	37,891	1.99%	7,498,818	38,799	2.05%	7,382,083	36,936	2.01%	7,240,258	35,349	1.98%
Non-interest bearing deposit accounts	2,657,430	—	—	2,620,452	—	—	2,587,913	—	—	2,581,877	—	—	2,541,743	—	—
Fair value premium and core deposit intangible amortization	—	755	—	—	943	—	—	943	—	—	943	—	—	943	—
Total deposits	9,829,019	33,868	1.40%	10,161,728	38,834	1.52%	10,086,731	39,742	1.56%	9,963,960	37,879	1.52%	9,782,001	36,292	1.50%
Borrowings
Securities sold under agreements to repurchase	204,480	1,855	3.68%	100,000	951	3.77%	93,028	986	4.21%	10,517	120	4.56%	63,531	710	4.53%
Advances from FHLB and other borrowings	455,820	4,590	4.08%	455,820	4,693	4.08%	455,804	4,693	4.08%	434,303	4,420	4.08%	295,135	3,149	4.33%
Total borrowings	660,300	6,445	3.96%	555,820	5,644	4.03%	548,832	5,679	4.10%	444,820	4,540	4.09%	358,666	3,859	4.36%
Total liabilities	$10,489,319	$40,313	1.56%	$10,717,548	$44,478	1.65%	$10,635,563	$45,421	1.69%	$10,408,780	$42,419	1.63%	$10,140,667	$40,151	1.61%
Interest rate spread		$153,813	5.21%		$152,744	4.97%		$154,724	5.09%		$151,928	5.17%		$149,071	5.27%
Net interest margin			5.36%			5.12%			5.24%			5.31%			5.42%

Core deposits: (Non-GAAP)
NOW accounts	$2,711,262	$10,093	1.51%	$3,211,013	$14,976	1.85%	$3,208,598	$15,941	1.97%	$3,211,382	$15,451	1.93%	$3,193,088	$14,897	1.89%
Savings accounts	2,319,764	6,391	1.12%	2,258,856	6,450	1.13%	2,215,538	6,212	1.11%	2,119,036	5,175	0.98%	2,093,431	5,028	0.97%
Time deposits	1,872,184	13,957	3.02%	1,840,618	14,113	3.04%	1,854,320	14,362	3.07%	1,824,006	13,960	3.07%	1,795,517	13,777	3.11%
	6,903,210	30,441	1.79%	7,310,487	35,539	1.93%	7,278,456	36,515	1.99%	7,154,424	34,586	1.94%	7,082,036	33,702	1.93%
Non-interest bearing deposit accounts	2,657,430	—	—	2,620,452	—	—	2,587,913	—	—	2,581,877	—	—	2,541,743	—	—
Total core deposits	$9,560,640	$30,441	1.29%	$9,930,939	$35,539	1.42%	$9,866,369	$36,515	1.47%	$9,736,301	$34,586	1.42%	$9,623,779	$33,702	1.42%
Total borrowings and brokered deposits: (Non-GAAP)
Total borrowings	$660,300	$6,445	3.96%	$555,820	$5,644	4.03%	$548,832	$5,679	4.10%	$444,820	$4,540	4.09%	$358,666	$3,859	4.36%
Brokered deposits	268,379	2,672	4.04%	230,789	2,352	4.04%	220,362	2,284	4.11%	227,659	2,350	4.14%	158,222	1,647	4.22%
Total borrowings and brokered deposits	$928,679	$9,117	3.98%	$786,609	$7,996	4.03%	$769,194	$7,963	4.11%	$672,479	$6,890	4.11%	$516,888	$5,506	4.32%

OFG Bancorp (NYSE: OFG)
Table 6-1: Loan Information and Performance Statistics

	2026	2025	2025	2025	2025
(Dollars in thousands) (unaudited)	Q1	Q4	Q3	Q2	Q1
Net Charge-offs
Non-PCD
Mortgage:
Charge-offs	$66	$—	$—	$11	$23
Recoveries	(193)	(91)	(171)	(745)	(186)
Total mortgage	(127)	(91)	(171)	(734)	(163)
Commercial PR:
Charge-offs	75	6,012	1,446	273	112
Recoveries	(52)	(1,275)	(922)	(88)	(152)
Total commercial PR	23	4,737	524	185	(40)
Commercial US:
Charge-offs	3,934	55	3,647	—	2,918
Recoveries	—	(44)	—	—	—
Total commercial US	3,934	11	3,647	—	2,918
Consumer:
Charge-offs	8,819	9,023	7,704	6,970	8,252
Recoveries	(1,068)	(964)	(896)	(848)	(725)
Total consumer	7,751	8,059	6,808	6,122	7,527
Auto:
Charge-offs	18,159	19,002	16,743	14,870	18,192
Recoveries	(8,159)	(7,070)	(7,108)	(7,570)	(7,674)
Total auto	10,000	11,932	9,635	7,300	10,518
Total	$21,581	$24,648	$20,443	$12,873	$20,760

PCD
Mortgage:
Charge-offs	$6	$—	$—	$59	$—
Recoveries	(167)	(239)	(281)	(91)	(341)
Total mortgage	(161)	(239)	(281)	(32)	(341)
Commercial PR:
Charge-offs	—	3,223	205	31	—
Recoveries	(21)	(734)	(118)	(63)	(25)
Total commercial PR	(21)	2,489	87	(32)	(25)
Consumer:
Charge-offs	—	—	—	1	—
Recoveries	(6)	(6)	(10)	(11)	(6)
Total consumer	(6)	(6)	(10)	(10)	(6)
Auto:
Charge-offs	—	6	2	13	1
Recoveries	(14)	(25)	(33)	(28)	(19)
Total auto	(14)	(19)	(31)	(15)	(18)
Total	$(202)	$2,225	$(235)	$(89)	$(390)

Total Net Charge-offs	$21,379	$26,873	$20,208	$12,784	$20,370
Net Charge-off Rates
Mortgage	(0.09)%	(0.10)%	(0.13)%	(0.22)%	(0.14)%
Commercial PR	0.00%	1.11%	0.10%	0.02%	(0.01)%
Commercial US	1.85%	0.01%	1.74%	0.00%	1.62%
Consumer	4.40%	4.55%	3.85%	3.50%	4.34%
Auto	1.52%	1.81%	1.45%	1.11%	1.63%
Total	1.05%	1.32%	1.00%	0.64%	1.05%
Average Loans Held For Investment
Mortgage	$1,322,249	$1,341,058	$1,361,765	$1,379,986	$1,404,961
Commercial PR	2,654,345	2,596,971	2,536,829	2,463,009	2,392,006
Commercial US	849,850	834,224	836,527	786,637	719,838
Consumer	704,872	707,401	705,945	698,581	693,563
Auto	2,636,122	2,637,378	2,656,992	2,635,677	2,574,389
Total	$8,167,438	$8,117,032	$8,098,058	$7,963,890	$7,784,757

OFG Bancorp (NYSE: OFG)
Table 6-2: Loan Information and Performance Statistics (Excludes PCD Loans)

		2026	2025	2025	2025	2025
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Early Delinquency (30 - 89 days past due)
Mortgage		$8,287	$10,709	$11,474	$10,313	$9,830
Commercial		4,309	2,004	9,423	3,121	1,412
Consumer		13,615	15,341	15,000	13,093	12,129
Auto		138,020	178,100	170,075	152,732	128,619
Total		$164,231	$206,154	$205,972	$179,259	$151,990
Early Delinquency Rates (30 - 89 days past due)
Mortgage		1.29%	1.68%	1.83%	1.67%	1.59%
Commercial		0.12%	0.06%	0.29%	0.09%	0.05%
Consumer		2.01%	2.25%	2.19%	1.93%	1.81%
Auto		5.25%	6.75%	6.43%	5.74%	4.96%
Total		2.21%	2.80%	2.84%	2.46%	2.19%
Total Delinquency (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		$20,192	$22,246	$22,657	$19,946	$21,457
GNMA's buy-back option program	(21)	54,358	56,492	46,716	43,281	44,665
Total mortgage		74,550	78,738	69,373	63,227	66,122
Commercial		8,052	11,534	20,592	14,282	17,692
Consumer		17,343	19,519	18,942	16,839	15,611
Auto		152,912	198,779	185,964	167,653	142,662
Total		$252,857	$308,570	$294,871	$262,001	$242,087
Total Delinquency Rates (30 days and over past due)
Mortgage:
Traditional, Non traditional, and Loans under Loss Mitigation		3.14%	3.48%	3.61%	3.22%	3.48%
GNMA's buy-back option program	(21)	8.45%	8.84%	7.45%	7.00%	7.25%
Total mortgage		11.59%	12.32%	11.06%	10.22%	10.73%
Commercial		0.23%	0.34%	0.62%	0.43%	0.58%
Consumer		2.56%	2.86%	2.76%	2.48%	2.33%
Auto		5.81%	7.54%	7.03%	6.30%	5.50%
Total		3.40%	4.18%	4.06%	3.59%	3.49%
Nonperforming Assets	(14)
Mortgage		$17,921	$17,400	$17,426	$15,804	$16,909
Commercial		84,004	87,253	53,428	54,003	44,150
Consumer		3,837	4,378	4,194	3,790	3,482
Auto		14,934	20,750	15,962	14,968	14,043
Total nonperforming loans		120,696	129,781	91,010	88,565	78,584
Foreclosed real estate		2,037	2,490	3,160	2,603	4,271
Other repossessed assets		4,310	3,457	4,865	4,760	6,656
Total nonperforming assets		$127,043	$135,728	$99,035	$95,928	$89,511
Nonperforming Loan Rates
Mortgage		2.79%	2.72%	2.78%	2.55%	2.74%
Commercial		2.41%	2.55%	1.62%	1.62%	1.44%
Consumer		0.57%	0.64%	0.61%	0.56%	0.52%
Auto		0.57%	0.79%	0.60%	0.56%	0.54%
Total loans		1.62%	1.76%	1.25%	1.21%	1.13%

OFG Bancorp (NYSE: OFG)
Table 6-3: Loan Information and Performance Statistics

		2026	2026	2025	2025	2025
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Nonperforming PCD Loans	(14)
Mortgage		$224	$227	$230	$233	$234
Commercial		24	55	7,803	8,603	8,666
Total nonperforming loans		$248	$282	$8,033	$8,836	$8,900
Nonperforming PCD Loan Rates
Mortgage		0.03%	0.03%	0.03%	0.03%	0.03%
Commercial		0.03%	0.07%	9.43%	9.92%	9.87%
Total		0.03%	0.03%	0.94%	1.00%	0.98%
Total PCD Loans Held for Investment
Mortgage		$730,629	$751,291	$772,808	$795,863	$819,271
Commercial		70,290	73,889	82,748	86,685	87,779
Consumer		306	302	337	575	595
Auto		75	89	119	160	281
Total loans		$801,300	$825,571	$856,012	$883,283	$907,926

Total Nonperforming Loans	(14)
Mortgage		$18,145	$17,627	$17,656	$16,037	$17,143
Commercial		84,028	87,308	61,231	62,606	52,816
Consumer		3,837	4,378	4,194	3,790	3,482
Auto		14,934	20,750	15,962	14,968	14,043
Total nonperforming loans		$120,944	$130,063	$99,043	$97,401	$87,484
Total Nonperforming Loan Rates
Mortgage		1.32%	1.27%	1.26%	1.13%	1.19%
Commercial		2.36%	2.50%	1.81%	1.83%	1.68%
Consumer		0.57%	0.64%	0.61%	0.56%	0.52%
Auto		0.57%	0.79%	0.60%	0.56%	0.54%
Total		1.47%	1.59%	1.22%	1.19%	1.11%
Total Loans Held for Investment
Mortgage		$1,373,629	$1,390,346	$1,399,856	$1,414,567	$1,435,573
Commercial		3,553,096	3,490,169	3,384,404	3,423,434	3,153,060
Consumer		677,841	683,548	686,077	680,635	670,808
Auto		2,630,497	2,636,979	2,646,930	2,661,955	2,593,203
Total loans		$8,235,063	$8,201,042	$8,117,267	$8,180,591	$7,852,644
(a) Refer to “(a)” in Table 1-1.

OFG Bancorp (NYSE: OFG)
Table 7: Allowance for Credit Losses

	Quarter Ended March 31, 2026
(Dollars in thousands) (unaudited)	Mortgage	Commercial	Consumer	Auto	Total
Allowance for credit losses Non-PCD:
Balance at beginning of period	$6,358	$65,943	$33,466	$92,472	$198,239
(Recapture of) provision for credit losses	(242)	6,422	7,283	9,990	23,453
Charge-offs	(66)	(4,009)	(8,819)	(18,159)	(31,053)
Recoveries	193	52	1,068	8,159	9,472
Balance at end of period	$6,243	$68,408	$32,998	$92,462	$200,111

Allowance for credit losses PCD:
Balance at beginning of period	$3,599	$493	$9	$1	$4,102
Recapture of provision for credit losses	(422)	(19)	(5)	(13)	(459)
Charge-offs	(6)	—	—	—	(6)
Recoveries	167	21	6	14	208
Balance at end of period	$3,338	$495	$10	$2	$3,845

Allowance for credit losses summary:
Balance at beginning of period	$9,957	$66,436	$33,475	$92,473	$202,341
(Recapture of) provision for credit losses	(664)	6,403	7,278	9,977	22,994
Charge-offs	(72)	(4,009)	(8,819)	(18,159)	(31,059)
Recoveries	360	73	1,074	8,173	9,680
Balance at end of period	$9,581	$68,903	$33,008	$92,464	$203,956
Allowance coverage ratio	0.70%	1.94%	4.87%	3.52%	2.48%

) Refer to “(c)” in Table 1-1.

OFG Bancorp (NYSE: OFG)
Table 8-1: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital
In addition to disclosing required regulatory capital measures, we also report certain non-GAAP capital measures that management uses in assessing its capital adequacy. These non-GAAP measures include tangible common equity ("TCE") and TCE ratio. The table below provides the details of the calculation of our regulatory capital and non-GAAP capital measures. While our non-GAAP capital measures are widely used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies, they may not be comparable to similarly titled measures reported by other companies.

	2026	2025	2025	2025	2025
(Dollars in thousands) (unaudited)	Q1	Q4	Q3	Q2	Q1
Stockholders' Equity to Non-GAAP Tangible Common Equity
Total stockholders' equity	$1,366,895	$1,390,005	$1,375,417	$1,334,453	$1,295,361
Less: Intangible assets	(93,110)	(94,096)	(95,327)	(96,559)	(97,791)
Tangible common equity (Non-GAAP)	$1,273,785	$1,295,909	$1,280,090	$1,237,894	$1,197,570

Common shares outstanding at end of period	42,257	43,257	44,265	44,742	44,924
Tangible book value per common share (Non-GAAP)	$30.14	$29.96	$28.92	$27.67	$26.66
Total Assets to Non-GAAP Tangible Assets
Total assets	$12,047,903	$12,465,657	$12,229,812	$12,231,510	$11,729,257
Less: Intangible assets	(93,110)	(94,096)	(95,327)	(96,559)	(97,791)
Tangible assets (Non-GAAP)	$11,954,793	$12,371,561	$12,134,485	$12,134,951	$11,631,466
Non-GAAP TCE Ratio
Tangible common equity	$1,273,785	$1,295,909	$1,280,090	$1,237,894	$1,197,570
Tangible assets	11,954,793	12,371,561	12,134,485	12,134,951	11,631,466
TCE ratio	10.66%	10.47%	10.55%	10.20%	10.30%
Average Equity to Non-GAAP Average Tangible Common Equity
Average total stockholders' equity	$1,406,938	$1,394,097	$1,361,055	$1,318,886	$1,290,888
Less: Average intangible assets	(93,460)	(94,528)	(95,756)	(96,983)	(98,229)
Average tangible common equity (Non-GAAP)	$1,313,478	$1,299,569	$1,265,299	$1,221,903	$1,192,659

OFG Bancorp (NYSE: OFG)
Table 8-2: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures (Continued)

		BASEL III
		Standardized
		2026	2025	2025	2025	2025
(Dollars in thousands) (unaudited)		Q1	Q4	Q3	Q2	Q1
Regulatory Capital Metrics
Common equity Tier 1 capital		$1,312,874	$1,318,632	$1,313,558	$1,293,041	$1,261,662
Tier 1 capital		1,312,874	1,318,632	1,313,558	1,293,041	1,261,662
Total risk-based capital	(15)	1,433,271	1,437,595	1,430,713	1,409,447	1,373,004
Risk-weighted assets		9,550,860	9,436,010	9,298,556	9,245,125	8,843,043
Regulatory Capital Ratios
Common equity Tier 1 capital ratio	(16)	13.75%	13.97%	14.13%	13.99%	14.27%
Tier 1 risk-based capital ratio	(17)	13.75%	13.97%	14.13%	13.99%	14.27%
Total risk-based capital ratio	(18)	15.01%	15.24%	15.39%	15.25%	15.53%
Leverage ratio	(19)	10.88%	10.71%	10.75%	10.83%	10.83%

Common Equity Tier 1 Capital Ratio Under Basel III Standardized Approach
Total stockholders' equity		$1,366,895	$1,390,005	$1,375,417	$1,334,453	$1,295,361
Plus: Unrealized losses on available-for-sale securities, net of income tax		33,573	16,906	27,301	48,782	58,001
Total adjusted stockholders’equity		1,400,468	1,406,911	1,402,718	1,383,235	1,353,362
Less: Disallowed goodwill, net		(79,764)	(79,700)	(79,889)	(80,079)	(80,742)
Disallowed other intangible assets, net		(7,729)	(8,429)	(9,271)	(10,115)	(10,958)
Disallowed deferred tax assets, net		(101)	(150)	—	—	—
Common equity Tier 1 capital and Tier 1 capital		1,312,874	1,318,632	1,313,558	1,293,041	1,261,662
Plus Tier 2 capital: Qualifying allowance for credit losses		120,397	118,963	117,155	116,406	111,342
Total risk-based capital		$1,433,271	$1,437,595	$1,430,713	$1,409,447	$1,373,004

OFG Bancorp (NYSE: OFG)
Table 9: Notes to Financial Summary, Selected Metrics, Loans, and Consolidated Financial Statements (Tables 1 - 8)

(1)	Total banking and financial service revenues.
(2)	Net interest income plus non-interest income, net (core)
(3)	Calculated based on net income available to common shareholders divided by average common shares outstanding for the period.
(4)	Calculated based on net income available to common shareholders divided by total average common shares outstanding and equivalents for the period as if converted.
(5)	Tangible book value per common share is a non-GAAP measure calculated based on tangible common equity divided by common shares outstanding. See "Tables 8-1 and 8-2: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for additional information.
(6)	Information includes all loans held for investment, including PCD loans.
(7)	Calculated based on annualized net interest income for the period divided by average interest-earning assets for the period.
(8)	Calculated based on annualized income, net of tax, for the period divided by average total assets for the period.
(9)	Calculated based on annualized income available to common shareholders for the period divided by average tangible common equity for the period.
(10)	Calculated based on non-interest expense for the period divided by total net interest income and total banking and financial services revenues for the period.
(11)	Calculated based on annualized net charge-offs for the period divided by average loans held for investment for the period.
(12)	Non-GAAP ratios. See "Tables 8-1 and 8-2: Reconciliation of GAAP to Non-GAAP Measures and Calculation of Regulatory Capital Measures" for information on the calculation of each of these ratios.
(13)	Production of new loans (excluding renewals).
(14)	Most PCD loans are considered to be performing due to the application of the accretion method, in which these loans will accrete interest income over the remaining life of the loans using estimated cash flow analyses. Therefore, they are not included as non-performing loans. PCD loan pools that are not accreting interest income are deemed to be non-performing loans and presented separately.
(15)	Total risk-based capital equals the sum of Tier 1 capital and Tier 2 capital.
(16)	Common equity Tier 1 capital ratio is a regulatory capital measure calculated based on Common equity Tier 1 capital divided by risk-weighted assets.
(17)	Tier 1 risk-based capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by risk-weighted assets.
(18)	Total risk-based capital ratio is a regulatory capital measure calculated based on Total risk-based capital divided by risk-weighted assets.
(19)	Leverage capital ratio is a regulatory capital measure calculated based on Tier 1 capital divided by average assets, after certain adjustments.
(20)	Pre-provision net revenues is a non-GAAP measure calculated based on net interest income plus total non-interest income, net, less total non-interest expenses for the period.
(21)	Under the GNMA program, issuers such as OFG Bancorp have the option but not the obligation to repurchase loans that are 90 days or more past due. For accounting purposes, these loans subject to the repurchase option are required to be reflected (rebooked) on the financial statements of the Company with an offsetting liability.